BRITISH COLUMBIA | BC Registry Services

Foreign Corporation

CONTINUATION APPLICATION

BUSINESS CORPORATIONS ACT, section 302

Telephone: 1 877 526-1526
Email: bcregistries@gov.bc.ca
Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3
Courier Address: 200 – 940 Blanshard Street Victoria BC V8W 3E6

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

If you are continuing a company into BC and want the BC incorporation number as its name, you will need to file this form on paper. Complete this form and mail to the Corporate Registry, along with a letter from the corporation's home jurisdiction authorizing the continuation in. For information on the content of the authorization letter, see the Corporate Online Help Centre at www.corporateonline.gov.bc.ca for "Continuation Application" and "Authorization for Continuation In."

A NAME OF COMPANY – *Choose **one** of the following:*

☑ The name Contact Gold Corp. is the name reserved for the foreign corporation to be continued in. The name reservation number is: NR4209571, *OR*

☐ The foreign corporation is to be continued in with a name created by adding "B.C. Ltd." after the incorporation number of the company.

B FOREIGN CORPORATION'S CURRENT JURISDICTION

1. Corporate number assigned by the foreign corporation's jurisdiction: E0272382017-5
2. Corporation's name in the foreign corporation's jurisdiction: Contact Gold Corp.
3. Foreign corporation's date of incorporation or the most recent date of amalgamation or continuation (YYYY / MM / DD): 2017-06-07
4. Foreign corporation's jurisdiction of incorporation, amalgamation or continuation: Nevada

C CONTINUATION EFFECTIVE DATE – *Choose **one** of the following:*

☐ The continuation is to take effect at the time that this notice is filed with the registrar.

☐ The continuation is to take effect at 12:01a.m. Pacific Time on ______ (YYYY / MM / DD) being a date that is not more than ten days after the date of the filing of this notice. ______ (YYYY / MM / DD)

☑ The continuation is to take effect at 1:30 ☐ a.m. or ☑ p.m. Pacific Time on 2021/06/04 being a date and time that is not more than ten days after the date of the filing of this notice.

D AUTHORIZATION FOR CONTINUATION

Authorization for the continuation from the foreign corporation's jurisdiction is:

☐ ATTACHED ☑ ALREADY FILED

BRITISH COLUMBIA

BC Registry Services

Foreign Corporation

CONTINUATION APPLICATION

BUSINESS CORPORATIONS ACT, section 302

Telephone: 1 877 526-1526
Email: bcregistries@gov.bc.ca
Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3
Courier Address: 200 – 940 Blanshard Street Victoria BC V8W 3E6

E REGISTRATION AS AN EXTRAPROVINCIAL COMPANY

Is the foreign corporation currently registered in BC as an extraprovincial company?

☑ YES ☐ NO

If YES, enter the BC registration number and name of the extraprovincial company below:

Extraprovincial Registration Number in BC A0102902

Extraprovincial Company Name in BC Contact Gold Corp.

(Including assumed name, if any, approved for use in BC)

F CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	DATE SIGNED YYYY / MM / DD
John Wenger	X [redacted]	2021/05/31

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item A of the Continuation Application.

Contact Gold Corp.

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME		MIDDLE NAME	
Davies	Charlie			
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
LAST NAME	FIRST NAME		MIDDLE NAME	
Dorward	John			
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
LAST NAME	FIRST NAME		MIDDLE NAME	
Farncomb	Andrew			
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
LAST NAME	FIRST NAME		MIDDLE NAME	
Lennox-King	Matthew			
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
1050 – 400 Burrard Street		BC	Canada	V6C 3A6

Please see attached schedule for additional director information

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
2200 HSBC Building, 885 West Georgia Street, Vancouver	BC	V6C 3E8

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
2200 HSBC Building, 885 West Georgia Street, Vancouver	BC	V6C 3E8

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
2200 HSBC Building, 885 West Georgia Street, Vancouver	BC	V6C 3E8

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
2200 HSBC Building, 885 West Georgia Street, Vancouver	BC	V6C 3E8

F AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
Identifying name of class or series of shares	THERE IS NO MAXIMUM (☒)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (☒)	WITH A PAR VALUE OF ($)	Type of currency	YES	NO
Common	☑		☑			☐	☑
	☐		☐			☐	☐
	☐		☐			☐	☐
	☐		☐			☐	☐
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	☐		☐			☐	☐
	☐		☐			☐	☐

FORM 16 – CONTINUATION APPLICATION APPLICATION (CONTACT GOLD CORP.)

SCHEDULE

Notice of Articles - Section C – Additional Director Information

Last Name	First Name	Delivery Address	Mailing Address
Salamis	George	1050 – 400 Burrard Street, Vancouver, BC V6C 3A6	1050 – 400 Burrard Street, Vancouver, BC V6C 3A6
Lalani	Riyaz	1050 – 400 Burrard Street, Vancouver, BC V6C 3A6	1050 – 400 Burrard Street, Vancouver, BC V6C 3A6

BRITISH COLUMBIA | BC Registry Services

BUSINESS NUMBER REQUEST

BUSINESS NUMBERS ACT, section 7

Telephone: 1 877 526-1526
www.bcreg.ca
Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3
Courier Address: 200 – 940 Blanshard Street Victoria BC V8W 3E6

INSTRUCTIONS:

Please type or print clearly in block letters.

The Province of British Columbia has entered into a partnership with the Canada Revenue Agency (CRA) to use the national Business Number (BN) as a convenient way for corporations to identify themselves when communicating with federal and provincial governments.

The Corporate Registry, under the authority of the *Business Number Act*, is therefore collecting the BN from both corporations applying for registration in British Columbia and corporations currently registered in British Columbia. This will allow corporations to use their BN as an identifier the next time they communicate with the Corporate Registry.

You will already have a BN if you have been incorporated federally or if you are incorporated in another Canadian jurisdiction.

You may have also received a BN from CRA if you:

- collect GST/HST;
- have employees;
- import or export goods to or from Canada;
- operate a taxi or limo service;
- are registered with WorkSafeBC, and/or;
- are registered to do business in another Canadian jurisdiction

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Number Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Manager of Registries Operations at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

COMPLETE ITEM A OR B

A BUSINESS NUMBER

Your **Business Number** (e.g., GST/HST account) would be displayed as a 15 character identifier, for example: **<u>82123 5679</u> RT 0001.** The first nine numbers uniquely identify your business – it's those numbers we need.

Please enter the first 9 digits here:

70847269

B DIRECTOR NAME

If you do not have a Business Number please enter the name of a director of your corporation (as per CRA requirements) so that we can request one for you. The director's name is confidential information and is collected under the authority of the *Business Number Act*.

LAST NAME	FIRST NAME